EXHIBIT 21.1

RIBBON COMMUNICATIONS INC.
SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Edgewater Networks, Inc.	Delaware
Kandy Communications LLC	Delaware
Network Equipment Technologies, Inc.	Delaware
Ribbon Communications International Inc.	Delaware
Ribbon Communications Federal Inc.	Delaware
Ribbon Communications Operating Company, Inc.	Delaware
Sonus Networks, Inc.	Delaware
GENBAND Inc.	Massachusetts
Ribbon Communications (Australia) Pty. Ltd.	Australia
Sonus Networks Australia Pty. Limited	Australia
GENBAND Belgium SPRL	Belgium
Ribbon Communications do Brasil Ltda	Brazil
Ribbon Communications Canada ULC	Canada
GENBAND Holdings Company	Cayman Islands
Ribbon Communications Shanghai Co., Ltd.	China
Sonus Networks (Shanghai)	China
Ribbon Communications Czech Republic s.r.o.	Czech Republic
GENBAND Telecommunications (France) Sarl	France
Ribbon Communications France EURL	France
Ribbon Communications Germany GmbH	Germany
GENBAND Telecommunications (Hong Kong) Ltd.	Hong Kong
Ribbon Communications Hong Kong Limited	Hong Kong
GENBAND Telecommunications Private Limited	India
Sonus Networks India Private Limited	India
Ribbon Communications International Limited	Ireland
Ribbon Communications Israel Limited	Israel
Eclipse Holdings Ltd.	Israel
Ribbon Communications Italy SRL	Italy
GENBAND Japan GK	Japan
Ribbon Communications K.K.	Japan
Ribbon Communications Malaysia Sdn. Bhd.	Malaysia
GENBAND Mexico, S. de R.L. de C.V.	Mexico
Westford Networks Mexico, S. De R.L. de C.V.	Mexico
GENBAND New Zealand Company	New Zealand
GENBAND Canada B.V.	Netherlands
GENBAND Coöperatie U.A.	Netherlands

GENBAND Holdings B.V.	Netherlands
GENBAND Netherlands B.V.	Netherlands
GENBAND NS B.V.	Netherlands
Ribbon Communications B.V.	Netherlands
Ribbon Communications Rus Limited Liability Company	Russia
GENBAND Saudi Arabia Limited	Saudi Arabia
Ribbon Communications Singapore Pte. Ltd.	Singapore
GENBAND Korea Yuhan Huesa	South Korea
Sonus Networks Korea LLC	South Korea
Ribbon Communications Spain SRL	Spain
Ribbon Communications Switzerland GmbH	Switzerland
Ribbon Networks Ltd. Co.	Taiwan
N.E.T. Europe Ltd.	United Kingdom
Ribbon Communications UK Limited	United Kingdom
Sonus Networks Limited	United Kingdom